Exhibit 10.127

FORM OF
CLEAN ENERGY FUELS CORP.
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [●], 2018, by and between Clean Energy Fuels Corp., a Delaware corporation (the “Company”), and Total Marketing Services, a company incorporated and registered in France (Company Number 542 034 921) (the “Purchaser”).
WHEREAS, the Company and the Purchaser are parties to that certain Stock Purchase Agreement made as of May 9, 2018 (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company shares of Common Stock; and
WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as defined below).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1.	DEFINITIONS.
All capitalized terms used and not defined herein shall have the meanings given to them in the Purchase Agreement. In addition, and in addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the following meanings:
1.1    “Excluded Registration” means (a) a registration on Form S-8 (or similar successor form) relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan, (b) a registration on Form S-4 (or similar successor form) relating to a transaction under Rule 145 promulgated under the Securities Act, or (c) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.2    “FINRA” means the Financial Industry Regulatory Authority.
1.3    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission and that permits a registration as contemplated by this Agreement.

1.4    “Holders” means the Purchaser and any other Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 3.2.
1.5    “Prospectus” means the prospectus related to any Registration Statement (including post-effective amendments thereto), whether preliminary or final or any prospectus supplement, and all materials incorporated by reference therein.
1.6    “Registrable Securities” means (a) any shares of Common Stock acquired pursuant to the Purchase Agreement and (b) any securities that may be issued or distributed in respect of any such Common Stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization, reclassification or similar transaction; provided, that Registrable Securities held by any Holder shall cease to be Registrable Securities (i) when they have been sold to or through a broker or dealer or Underwriter in a public distribution or in a public securities transaction (including pursuant to an effective Registration Statement or pursuant to Rule 144), (ii) when they have been sold in a transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement, (iii) when they have been repurchased by the Company, or (iv) with respect to each Holder, when such Holder has satisfied all holding periods under Rule 144 and all of the Registrable Securities held by such Holder may be sold under Rule 144(b)(1)(i) without limitation under any of the other subsections of Rule 144.
1.7    “Registration Statement” means any registration statement filed pursuant to the Securities Act.
1.8    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder, except for the fees and disbursements of one counsel for all Holders borne and paid by the Company as provided in Section 2.6.
1.9    “Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act.
1.10    “Underwriter” means the underwriter, placement agent or other similar intermediary participating in an Underwriting.
1.11    “Underwriting” of securities means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

SECTION 2.	REGISTRATION RIGHTS. The Company covenants and agrees with the Purchaser as follows:
2.1    Shelf Registration.

(a)    The Company shall, at the Company’s expense, prepare and, no later than the 60th day following the Closing Date, file with the Commission one or more Registration Statements on Form S-3 covering the resale and distribution of all of the Shares and if Form S-3 is unavailable for such registration, the Company shall use another appropriate form permitting registration of the Registrable Securities for resale by the Holders (whether singular or plural, the “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as promptly as reasonably practicable, but in no event later than 90 days after the initial filing of such Shelf Registration Statement, and, once, effective, the Company shall use commercially reasonable efforts to maintain the effectiveness of such Shelf Registration Statement under the Securities Act (including filing post-effective amendments or other applicable amendments or supplements) in order, subject to Section 2.2, to permit the Prospectus forming a part thereof to be usable by the Holders until the date all Registrable Securities cease to be Registrable Securities.
(b)    From and after the date that the Shelf Registration Statement is initially effective, as promptly as reasonably practicable after receipt of a request from a Holder, and in any event within (i) 10 days after the date such request is received by the Company or (ii) if a request is so received during a Suspension Period, five days after the expiration of such Suspension Period, the Company shall take all necessary action to (x) cause the requesting Holder to be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus in connection with resales of such Registrable Securities to the purchasers thereof in accordance with applicable law, which action may include: (A) if required by applicable law, rule or regulation, filing with the Commission a post-effective amendment to the Shelf Registration Statement; (B) preparing and, if required by applicable law, rule or regulation, filing with the Commission a supplement or supplements to the related Prospectus or a supplement or amendment to any document incorporated therein by reference; (C) filing with the Commission any other required document; or (D) with respect to a post-effective amendment to the Shelf Registration Statement that is not automatically effective, using its commercially reasonable efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as reasonably practicable; provided that: (1) if the Company has already filed a post-effective amendment to the Shelf Registration Statement during the calendar quarter in which such filing would otherwise be required to be made, the Company may delay such filing until the 10th day of the following calendar quarter; and (2) if such request is delivered during a Suspension Period, the Company shall so inform the Holder delivering such request and shall take the actions set forth above upon expiration of the Suspension Period; and, (y) in accordance with Section 2.4 participate in one Underwriting of Registrable Securities requested by a Holder, and shall file any supplements and amendments to the Shelf Registration Statement as may be required by applicable law or rules of the Commission. Notwithstanding anything to the contrary, the Company shall not be obligated to initiate an Underwriting pursuant to the Shelf Registration Statement upon a request of a Holder unless such

Holder agrees in writing to reimburse any Selling Expenses of the Company in connection with such Underwriting; provided that, if the Company furnishes to the Holders requesting an Underwriting pursuant to this Section 2.1(b) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board (or any duly authorized committee thereof) it would be materially detrimental to the Company and its stockholders to initiate such an Underwriting because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking such action, subject to the limitations set forth in Section 2.2.
2.2    Suspension Periods. Upon written notice to the Holders of Registrable Securities, (a) the Company shall be entitled to suspend, for a period of time, the use of any Shelf Registration Statement or Prospectus included therein if the Board (or any duly authorized committee thereof) determines in its good faith judgment, after consultation with counsel, that such Shelf Registration Statement or Prospectus may contain an untrue statement of a material fact or omit any fact necessary to make the statements in the Shelf Registration Statement or Prospectus not misleading and (b) the Company shall not be required to amend or supplement the Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference if the Board (or any duly authorized committee thereof) determines in its good faith judgment, after consultation with counsel, that such amendment or supplement would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company (in the case of each of clause (a) and (b), a “Suspension Period”); provided that (A) the duration of all Suspension Periods may not exceed 90 days in the aggregate in any 12-month period and (B) the Company shall use its commercially reasonable efforts to amend or supplement the Shelf Registration Statement and/or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, but in no event shall any single Suspension Period exceed 45 consecutive days.
2.3    Effect of Failure to File and Obtain and Maintain Effectiveness of Shelf Registration Statement. If (i) a Shelf Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to Section 2.1(a) of this Agreement is (A) not filed with the Commission on or before the 60th day after the Closing Date (a “Filing Failure”) or (B) not declared effective by the Commission within 90 days of the initial filing of such Shelf Registration Statement (an “Effectiveness Failure”); or (ii) for more than 30 days in any 12-month period while Registrable Securities remain outstanding, Registrable Securities that have previously been covered by an effective Shelf Registration Statement are no longer covered by an effective Shelf Registration Statement (a “Maintenance Failure,” and together with a Filing

Failure and an Effectiveness Failure, a “Failure”), then in lieu of the damages to any Holder by reason of such delay in or reduction of its ability to sell such Registrable Securities, the Company shall pay to each Holder its pro rata amount in cash equal to 0.75% of the aggregate investment amount of the Registrable Securities that are subject of such Failure (x) within five Trading Days of a Failure and (y) on every monthly anniversary of such Failure (in each case, on a pro rata basis for periods less than 30 days) until such Failure is cured or no Registrable Securities remain outstanding, whichever is earlier. The payments to which each Holder shall be entitled pursuant to this Section 2.3 are referred to herein as “Registration Delay Payments.” If the Company fails to make any Registration Delay Payment within five Trading Days after the date payable, such Registration Delay Payment shall bear interest at the rate of 18% per annum, or if an 18% interest rate is not allowed under applicable laws, such other rate as is the maximum interest rate allowed under applicable law, until paid in full. Notwithstanding anything to the contrary herein, in no event shall the Company be liable for aggregate Registration Delay Payments of more than four percent (4%) per annum of the investment amount of the Registrable Securities that are subject of such Failure. The parties intend that the Registration Delay Payments constitute compensation, and not a penalty. The parties acknowledge and agree that any Holder’s harm caused by a Failure would be impossible or very difficult to accurately estimate as of the date hereof, and that the Registration Delay Payments are a reasonable estimate of the anticipated or actual harm that might arise from a Failure. The Company’s payment of the Registration Delay Payments is the Company’s sole liability and entire obligation and any Holder’s exclusive remedy for any Failure.
2.4    Obligations of the Company. The Company shall, as promptly as reasonably practicable:
(a)    furnish to the selling Holders such numbers of copies of the Prospectus that forms a part of the Shelf Registration Statement as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities pursuant to and in accordance with the Shelf Registration Statement;
(b)    provide counsel to the Holders a reasonable opportunity to review and comment upon the Shelf Registration Statement, including any Plan of Distribution section to be included therein, and any Prospectus that forms a part thereof;
(c)    if requested by any participating Holder, promptly include in a Prospectus supplement or amendment such information as the Holder may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as promptly as reasonably practicable after the Company has received such request;
(d)    use its commercially reasonable efforts to register and qualify, or obtain an exemption from registration or qualification for, the securities covered by the Shelf Registration

Statement under such other state securities laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the case of an Underwriting, use its commercially reasonable efforts to obtain a “comfort” letter or letters, dated as of such date or dates as the managing Underwriters reasonably request, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters and as any managing Underwriter reasonably requests;
(f)    in the case of an Underwriting, furnish, at the request of any managing Underwriter for such offering, an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering, of counsel representing the Company for the purpose of such registration, addressed to the Underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the Underwriters may reasonably request and as are customarily included in such opinions and negative assurance letters;
(g)    in the case of an Underwriting, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any Underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Securities pursuant to the Shelf Registration Statement, including information provided to FINRA through its public offering system;
(h)    if requested by the managing Underwriters, if any, or by any Holder of Registrable Securities being sold in an Underwriting, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing Underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and make appropriate members of management available to meeting with potential investors in the offering;
(i)    cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other Governmental Entities as may be reasonably necessary by virtue of the business and operations of the Company to enable the selling Holders to consummate the disposition of their respective Registrable Securities;

(j)    in the event of any Underwriting, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Underwriter(s) of such offering;
(k)    in the event of any Underwriting, cause the executive officers of the Company to make themselves reasonably available to participate in customary “road show” presentations that may be reasonably requested and scheduled by the managing Underwriter(s) in any such Underwriting and otherwise reasonably facilitate and cooperate with each proposed offering contemplated herein and customary selling efforts related thereto;
(l)    in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Shelf Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order, and (ii) obtain, as promptly as reasonably practicable, the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction;
(m)    use its commercially reasonable efforts to cause all Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(n)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Shelf Registration Statement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(o)    promptly make available for inspection by the selling Holders, any managing Underwriter(s) participating in any disposition pursuant to the Shelf Registration Statement, and any attorney or accountant or other agent retained by any such Underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all oral or written information reasonably requested by any such seller, Underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Shelf Registration Statement and to conduct appropriate due diligence in connection therewith;
(p)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective by the Commission or a supplement to any prospectus forming a part of such Registration Statement has been filed with the Commission;

(q)    notify each selling Holder at any time when a Prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act (i) as promptly as reasonably practicable upon discovery that, or upon the happening of any event as a result of which, such Shelf Registration Statement, or the Prospectus relating to such Shelf Registration Statement, or any document incorporated or deemed to be incorporated therein by reference therein, contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Shelf Registration Statement, the Prospectus relating thereto, or such incorporated document not misleading, or otherwise requires the making of any changes to such Shelf Registration Statement, Prospectus, or document, and, at the request of any such Holder and subject to the Company’s ability to declare Suspension Periods pursuant to Section 2.2, the Company shall promptly prepare a supplement or amendment to such Prospectus, furnish a reasonable number of copies of such supplement or amendment to each such selling Holder of such Registrable Securities, and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (ii) as promptly as reasonably practicable after the Company becomes aware of any request by the Commission or any federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (iii) as promptly as reasonably practicable after the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of such Shelf Registration Statement covering the Registrable Securities, or (iv) as promptly as reasonably practicable after the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and
(r)    after such Registration Statement becomes effective, notify each selling Holder of any request by the Commission that the Company amend or supplement such Shelf Registration Statement or Prospectus relating thereto.
2.5    Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this SECTION 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of distribution or disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities in accordance with all applicable law, Commission rules and interpretations thereof as then in effect.
2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this SECTION 2, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and fees and disbursements of one counsel for all Holders in connection with such counsel’s review of a Shelf Registration Statement required to be filed pursuant to Section 2.1(a) shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this SECTION 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. Except as set forth in this Section 2.6, all other expenses related to the Shelf Registration Statement shall be borne and paid by the party that incurs such expense.
2.7    Indemnification. If any Registrable Securities are included in a Shelf Registration Statement filed pursuant to this Agreement:
(a)    To the extent permitted by law, the Company shall indemnify, hold harmless and defend each Holder, each of its officers, directors, members, employees, agents, partners, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each Underwriter, if any, and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, liabilities, judgments, fines, penalties, charges, costs, attorney’s fees, amounts paid in settlement or expenses, joint or several, (collectively, the “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court, governmental, administrative, or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions, proceedings, or settlements in respect thereof, whether commenced or threatened) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus (preliminary or final), offering circular, or other document (including any related Registration Statement, free writing prospectus, notification, filings made in connection with the qualification of an offering or the like), or any amendment or supplement thereto, incident to any such registration, qualification, compliance or offering, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based on any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, compliance or offering. The Company shall promptly reimburse each such Holder, each of its officers, directors, members, employees, agents, partners, legal counsel, and accountants, and each person controlling such Holder, each such Underwriter and each person who controls any such Underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such Claim, as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in strict conformity with written information furnished to the Company by such Holder, controlling person, or Underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)    To the extent permitted by law, each Holder shall, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each Underwriter, if any, and each person who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of their officers, directors, members, employees, agents, partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all Claims, to which any of them may become subject insofar as such Claims (or actions, proceedings, or settlements in respect thereof, whether commenced or threatened) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, free writing prospectus, prospectus (preliminary or final), offering circular, or other document (including any related Registration Statement, free writing prospectus, notification, filings made in connection with the qualification of an offering or the like), or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and shall promptly reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, Underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Claim, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in strict conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder under this Section 2.7(b) shall not apply to amounts paid in settlement of any such Claims if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds received by such Holder in such offering.
(c)    Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such Claim or any litigation resulting therefrom; provided that counsel for the

Indemnifying Party, who shall conduct the defense of such Claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such Claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such Claim and litigation resulting therefrom.
(d)    If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 2.7 exceed the net proceeds received by such Holder in such offering.
(e)    The amount paid or payable by an Indemnified Party as a result of the Claims referred to above in this Section 2.7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim, subject to the provisions of Section 2.7(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.
(g)    The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities pursuant to a Shelf Registration Statement.
2.8    Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in Rule 144;
(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c)    so long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the current public information requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company as filed under the Exchange Act, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
2.9    Termination of Registration Rights. The rights and obligations of any Holder under this Agreement shall terminate when all such Holder’s securities that were Registrable Securities cease to be Registrable Securities; provided that the indemnification provisions of Section 2.7 shall survive such termination. This Agreement shall terminate when there are no Registrable Securities outstanding; provided that the indemnification provisions of Section 2.7 shall survive such termination.

SECTION 3.	MISCELLANEOUS.
3.1    Incorporation of Purchase Agreement Provisions. The provisions set forth in Section 8.2 through (and including) Section 8.10 of the Purchase Agreement are incorporated herein, and shall apply to this Agreement as if restated in full herein in all respects. In addition, all notices, requests, consents and other communications hereunder, if to any Person other than the Purchaser who is then a Holder, shall be addressed to the address of such Holder as it appears in the stock transfer books of the Company, or to such other Person at such other place as such Holder shall designate to the Company in writing.

3.2    Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of each of the parties hereto and all Holders. The rights of a Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by such Holder at any time to an Affiliate of such Holder, but only if such transferee executes a Joinder in substantially the form attached as Exhibit A hereto. Nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of applicable law, regulation or rule or any applicable agreement.
3.3    Amendments and Waivers. This Agreement may be amended only with the written consent of the Company, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained a written consent to such amendment, action or omission to act of the Holders of at least a majority of the Registrable Securities.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.
COMPANY:

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.
PURCHASER:

TOTAL MARKETING SERVICES

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A
FORM OF JOINDER
THIS JOINDER (this “Joinder”) is made as of [●], 20[●], by and among [●] (the “New Party”), Total Marketing Services (the “Current Party”), and Clean Energy Fuels Corp. (the “Company”).
WHEREAS a Registration Rights Agreement was entered into on [●], 2018 by and between the Company and the Current Party (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms has been supplied with and acknowledges the terms therein.
The parties hereto hereby agree as follows:
1.In this Joinder, unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Registration Rights Agreement.
2.    The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants, and shall be bound by the terms of the Registration Rights Agreement as a “Purchaser” thereunder with respect to all Registrable Securities held (as of the date hereof or hereafter) by the New Party, and shall duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a “Purchaser” therein.
3.    The Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement with the intent and effect that the New Party shall be deemed, from the date on which the New Party executes this Joinder, to be a party to the Registration Rights Agreement as a “Purchaser” thereunder with respect to all Registrable Securities held (as of the date hereof or hereafter) by the New Party.
4.    This Joinder shall be read and construed in conjunction and as one document with the Registration Rights Agreement, and references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” and references to the Registration Rights Agreement in all other documents executed thereunder, pursuant thereto or in connection therewith, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.
5.    The provisions set forth in Sections 8.7, 8.8 and 8.9 of the Purchase Agreement are incorporated herein, and shall apply to this Agreement as if restated in full herein in all respects. The address of the New Party for purposes of all notices under the Registration Rights Agreement is set forth below.

[NEW PARTY]
By:
Name:
Title:
Address: